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                                                                    Exhibit 99.3

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

Case Name: Aerovox, Inc.                                                                                      FORM OPR-3
Case No.:  01-14680 jnf                                                            Month Ended:

                                               Total          Current    1-30 days   31-60 days     61-90 days   over 90 days
                                               -----          -------    ---------   ----------     ----------   ------------
Date of Filing: June 6, 2001                  9,303,471      6,088,757   2,842,502      675,132       17,641       (320,561)
 Allowance for Doubtful Accounts               (470,686)

Month: June 30, 2001                          9,542,941      6,438,689   2,490,616      846,193      104,622       (337,179)
 Allowance for Doubtful Accounts               (470,686)

Month: July 28, 2001                          8,296,232      4,814,921   2,358,455      797,296      641,114       (315,554)
 Allowance for Doubtful Accounts               (489,852)

Month: August 25, 2001                        8,653,189      4,420,852   2,607,154      696,463      688,539        240,181
 Allowance for Doubtful Accounts             (1,289,852)

Month: September 29, 2001                     8,252,242      3,991,003   2,384,440      790,148      489,623        597,028
 Allowance for Doubtful Accounts             (1,304,057)

Month: October 27, 2001                       7,769,402      3,823,647   2,096,960      520,050      390,314        938,431
 Allowance for Doubtful Accounts             (1,327,909)
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Please note: Days aged denotes past due, i.e. 1-30 days past due.